Exhibit 21.1
LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization
GCM Grosvenor Holdings, LLC	Delaware
GCM, L.L.C.	Delaware
Grosvenor Capital Management Holdings, LLLP	Delaware
Grosvenor Capital Management, L.P.	Illinois
GCM Customized Fund Investment Group, LP	Delaware
GCM Investments GP, LLC	Delaware
CFIG Holdings, LLC	Delaware
Mosaic Acquisitions 2020, L.P.	Cayman Islands
GCM Fiduciary Services, LLC	Delaware
GCM Investments Hong Kong Limited	Hong Kong
GCM UK Limited	United Kingdom
GCM UK 2 Limited	United Kingdom
GCM Investments (Korea) Co. Ltd.	South Korea
GCM Investments Japan K.K.	Japan
GCM Grosvenor Holdings (Canada) ULC	Canada
GCM Grosvenor Holdings (Canada) SPV, LLC	Delaware
GCM Grosvenor (Deutschland) GmbH	Germany
Grosvenor Capital Management, Ltd.	Cayman Islands
Grosvenor Capital Management GP Ltd.	Cayman Islands
GRV Securities LLC	Delaware
Hedge Fund Strategies Aggregator, LLC	Delaware
Hedge Fund Strategies Aggregator2, LLC	Delaware
GCM Investments UK LLP	United Kingdom
GCM Management Incentive Plan I, LP	Delaware
GCM Partners I, LP	Delaware
GCM Investment Corporation, LLC	Delaware
GCM Investment Holdings Corporation, LLC	Delaware
CFIG Fund Partners, L.P.	Delaware
CFIG Fund Partners II, L.P.	Delaware
CFIG Fund Partners III, L.P.	Delaware
CFIG Partners LF, LLC	Delaware
GCM CFIG Fund Partners IV, L.P.	Delaware
GCM Project R GP, L.P.	Delaware
GCM CFIG GP, LLC	Delaware
CFIG Equity Ventures (MI), LLC	Delaware
CFIG Diversified Partners III, Inc.	Delaware
CFIG (Cayman) Holdings Limited	Cayman Islands
CFIG Advisors, LLC	Delaware

Exhibit 21.1

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Mosaic GP Entity, L.P.	Delaware
GCM Grosvenor Fund Partners (Cayman) I, Inc.	Cayman Islands
Michigan Growth Capital Partners GP, LLC	Delaware
Michigan Growth Capital Partners SBIC GP, LLC	Delaware
California Impact SBIC Fund GP, LLC	Delaware
GCM PEREI Partners V, L.P.	Delaware
GCM PEREI Partners VI, L.P.	Delaware
TRS Legacy GP, LLC	Delaware
PVM Investment Holdings, LLC	Delaware
GCM Wizard GP Limited	Cayman Islands
CFIG NPS GP, LLC	Delaware
Mosaic NewCo Subsidiary, LP	Delaware
Hedge Fund Strategies Aggregator3, LLC	Delaware
Adlen GP Holdings, LLC	Delaware
GCM Infrastructure Holdings I, LLC	Delaware
GCM Acquisition Partners, L.L.C.	Delaware
GCM Acquisition Corp. I	Delaware